Exhibit 1.1

EXECUTION VERSION

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

Ordinary Shares

UNDERWRITING AGREEMENT

MARCH 4, 2013

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The certain shareholders of Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in Ireland (the “Company”) named in Schedule 2 (the “Selling Shareholders”) attached to this Agreement (this “Agreement”) propose to sell an aggregate of 5,375,000 shares (the “Shares”) of the Company’s ordinary shares, nominal value $0.0001 per share (the “Ordinary Shares”) to the underwriter named in Schedule 1 attached hereto (the “Underwriter”), for whom Barclays Capital Inc. is acting as Representative (the “Representative”). This Agreement is to confirm the agreement concerning the purchase of the Shares from the Selling Shareholders by the Underwriter.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-179080) including a prospectus (the “Basic Prospectus”), relating to the registration of certain securities described therein, including the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. The term “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Prospectus and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or before 4:40 p.m., New York City time, on March 4, 2013 (the “Applicable Time”), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): the Basic Prospectus dated January 19, 2012 and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, as set forth on Schedule 4 hereto.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares, is not on the date hereof and will not be on the Delivery Date an “ineligible issuer” (as defined in Rule 405). The Company has been as of and after the date of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act, and continues to be, eligible to use Form S-3 for the offering of the Shares.

(b) The Pricing Disclosure Package, at the Applicable Time, did not, and at the Delivery Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter through the Representative consists of the information described as such in Section 10(f) hereof.

(c) Other than the Registration Statement and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 4 hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriter through the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Basic Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Delivery Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriter through the Representative consists of the information described as such in Section 10(f) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, as such information is superseded or modified as of the date of such Issuer Free Writing Prospectus.

(d) The Registration Statement has become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, and as of the Delivery Date, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing through the Representative by or on behalf of such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter through the Representative consists of the information described as such in Section 10(f) hereof.

(e) The documents incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Each of the Company and its subsidiaries (as defined in Section 19) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except, in each case, where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity that would constitute a “significant subsidiary” of the Company, as that term is defined in Rule 1-02(w) of Regulation S-X, other than the subsidiaries. The only subsidiaries of the Company required to be listed under Item 601(b)(21) of Regulation S-K in an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 are listed on Exhibit 21.1 to such annual report.

(g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws. All of the equity interests of each subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (1) disclosed in the Prospectus or (2) that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the respective Memorandum and Articles of Association, charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), to the extent any such conflict, breach, violation, imposition or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws and the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and sale of the Shares by the Underwriter.

(k) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(l) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated (subject to year-end audit adjustments in the case of unaudited interim financial statements).

(m) Ernst & Young LLP, who have certified certain financial statements of Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(h) hereof, were independent public accountants as required by the Securities Act as of the issuance of their audit report incorporated by reference in the Prospectus.

(n) KPMG, who have audited certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act.

(o) The statistical and market-related data included under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the Prospectus, or incorporated by reference therein, and the financial statements of the Company and its subsidiaries included in the Prospectus, or incorporated by reference therein, are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(p) Neither the Company nor any subsidiary is, and as of the Delivery Date and, after giving effect to the offer and sale of the Shares, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(q) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect, or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(r) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(s) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)(i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any material liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code (including through any applicable correction procedures, as appropriate); (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that has resulted or would reasonably be expected to result in material liability to the Company, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan are at least equal to or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred any material liability that remains unsatisfied, or reasonably expects to incur any material liability, under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter, if applicable) from the U.S. Internal Revenue Service stating that such Plan is so qualified or has time remaining to do so, and to the extent such letter has been received, nothing has occurred, whether by action or by failure to act, which would be reasonably likely to cause the loss of such qualification.

(u) The Company and each of its subsidiaries have filed all federal, and all material state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) There are no transfer taxes or other similar fees or charges under Irish or Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(w) Neither the Company nor any of its subsidiaries (i) is in violation of its respective Memorandum and Articles of Association, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such default, violation or failure would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, in each case as and when applicable to the Company and the Company’s directors and officers, in their capacities as such.

(y) The Company and its subsidiaries own, possess or control, or can acquire on reasonable terms ownership of or rights to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Company Intellectual Property”) currently employed by them in connection with the business described in the Prospectus substantially as now conducted and, with respect to material activities, as now contemplated to be conducted as described in the Prospectus. Neither the Company nor any of its subsidiaries, or to the Company’s knowledge, its distributors or sublicensees, have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the best of the Company’s knowledge, the Company’s and its subsidiaries’ businesses as now conducted, and as now contemplated to be conducted as described in the Prospectus, do not and will not infringe any patents, trademarks, service marks, trade names, copyrights or trade secrets of any person, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has granted or assigned to any other person or entity any right under any of Company Intellectual Property other than as described in the Prospectus. Except as described in the Prospectus, to the Company’s knowledge, no third party is infringing or misappropriating any of the Company Intellectual Property in any material respect. Except as described in the Prospectus, none of the Company Intellectual Property is subject to any proceedings of which the Company is aware alleging invalidity or unenforceability thereof or challenging or questioning the patentability, registrability or ownership thereof, other than those conducted in the ordinary course of patent prosecution and those that would not have a Material Adverse Effect.

(z)(A) There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, in each case that would reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, taken as a whole, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(aa) The human clinical trials, animal studies and other preclinical tests conducted by the Company or its subsidiaries or in which the Company or its subsidiaries have participated or that are described in the Prospectus or the results of which are referred to in the Prospectus, and such studies and tests conducted on behalf of the Company or its subsidiaries, or that the Company or its subsidiaries currently intend to rely on in support of registrations by the United States Food and Drug Administration (the “FDA”) or foreign regulatory agencies for Xyrem, FazaClo LD, FazaClo HD, Luvox CR, Prialt, Erwinaze, Kidrolase, Collatamp, Caphosol, Quadramet, ProstaScint, Fomepizole, Xenazine, Custodiol, Niravam, Parcopa and Versacloz, and the Company’s product candidates Asparec and Leukotac (collectively, the “Company Products”), were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new drugs and in material compliance with applicable laws. The descriptions of the results of such studies, tests and trials contained in the Prospectus are accurate in all material respects, and, to the Company’s knowledge, there are no other trials, studies or tests, the results of which the Company believes reasonably call into question the clinical trial results described or referred to in the Prospectus when viewed in the context in which such results are described and the clinical stage of development. Neither the Company nor any of its subsidiaries have received any notices or correspondence from the FDA or any other domestic or foreign governmental authority requiring the termination, suspension or material modification, other than modifications customarily implemented during the drug development process, of any preclinical tests or clinical trials conducted by or on behalf of the Company or its subsidiaries or in which the Company or its subsidiaries have participated that are described in the Prospectus or the results of which are referred to in the Prospectus, in each case that would have a Material Adverse Effect. Except as set forth in the Prospectus, the Company and its subsidiaries, and, to the Company’s knowledge, its distributors, manufacturers and sublicensees, are not subject to any obligation arising under an administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, recall notice, or other notice or commitment made to or with the FDA or any other governmental authority (including without limitation the Drug Enforcement Agency) regarding or impacting the Company Products or any product candidate of the Company, including without limitation any notice alleging a violation of any applicable law or required registration, except for any such obligation that has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Prospectus, neither the Company nor its subsidiaries and, to the Company’s knowledge, neither its distributors, manufacturers nor sublicensees, have received any written or other notice from the FDA, the Drug Enforcement Agency or a comparable governmental authority alleging that the Company Products are the subject of any pending or threatened investigation in any jurisdiction that has not been fully remedied. Except as described in the Prospectus, the Company and its subsidiaries and, to the Company’s knowledge with respect to the Company Products, its distributors, manufacturers and sublicensees, are in compliance with all applicable laws administered or issued by the FDA or any other governmental authority, including, without limitation, those requirements relating to the testing, handling, distribution, regulatory approval, pricing approval, annual reporting, registration, good manufacturing practices, record-keeping, adverse event reporting, promotion, sales, packaging, labeling and advertising of drugs and controlled substances (where applicable) in each case in all material respects. The promotion, sale, manufacture, storage, packaging, labeling, handling, testing and distribution of the Company Products for which registrations have been obtained by the Company, its subsidiaries, distributors, manufacturers and sublicensees is being, and at all times following such registration has been, conducted in compliance in all material respects with the registrations, except for any failure that has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that the foregoing representation as it relates to the Company’s distributors, manufacturers and sublicensees shall be to the Company’s knowledge. All regulatory filings made by the Company or its subsidiaries, or, to the Company’s knowledge, by the Company’s distributors, manufacturers or sublicensees, to any governmental authority, in each case with respect to any of the Company Products, when submitted to the governmental authority were accurate in all material respects as of the date of submission, or as subsequently corrected or modified. Neither the Company nor its subsidiaries (including their officers or employees) nor, to the Company’s knowledge, any principal investigator or sub-investigator engaged in any clinical investigation conducted with respect to any Company Product (including their officers or employees) has been convicted of any crime under 21 U.S.C. Section 335a(a) or any similar state or foreign law or under 21 U.S.C. Section 335a(b) or any similar state or foreign law. To the Company’s knowledge, there are no facts which would reasonably be expected to cause (i) the withdrawal or recall of any Company Product sold by or on behalf of the Company, its subsidiaries, distributors or sublicensees, (ii) a termination or suspension of marketing of any such Company Product, or (iii) any adverse events or safety concerns not already publicly disclosed that would have a material impact on the ability to market any such Company Product.

(bb) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) otherwise violated or is in violation of any provision under any applicable anti-corruption or anti-bribery law (including without limitation the U.S. Foreign Corrupt Practice Act of 1977, as amended and the UK Bribery Act 2010).

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ee) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented through the Representative in accordance with Section 1(c) or 6(a)(vi).

(ff) The Shares have been approved for inclusion in The NASDAQ Global Select Market.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and agrees that:

(a) Neither such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Shares.

(b) Such Selling Shareholder has, and immediately prior to the Delivery Date, such Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder hereunder on such Delivery Date, free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising under the Custody Agreement or otherwise in favor of the Underwriter.

(c) The Shares to be sold by such Selling Shareholder hereunder, which are held in escrow through a book entry account, are subject to the interest of the Underwriter and the other Selling Shareholders thereunder, the arrangements made by such Selling Shareholder for such custody are to that extent irrevocable, and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, and the crediting of a financial asset representing such Shares on the books of The Depository Trust Company (“DTC”) to a securities account of the Representative (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, each Representative will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against any Representative with respect to such security entitlement. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Memorandum and Articles of Association and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (C) appropriate entry to the account of each Representative on the records of DTC will have been made pursuant to the UCC, (D) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (F) if at any time DTC or any other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(e) Such Selling Shareholder, if applicable, has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Shareholders, the “Custody Agreements”) with the Computershare Inc., as custodian (the “Custodian”), for delivery under this Agreement, a book entry account representing the Shares to be sold by such Selling Shareholder hereunder.

(f) Such Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and the Custody Agreement.

(g) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(h) The Custody Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and legally binding obligation of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(i) The execution, delivery and performance of this Agreement and the Custody Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Shareholder, if such Selling Shareholder is a corporation, or result in any violation of the provisions of the deed of trust (or similar organizational documents) of such Selling Shareholder, if such Selling Shareholder is a trust or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder, except in the case of clauses (i) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the Custody Agreement by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby.

(j) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder is required for the execution, delivery and performance of this Agreement or the Custody Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Shares by the Underwriter.

(k)(i) The Registration Statement did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) each Issuer Free Writing Prospectus (including without limitation, any road show that is a free writing prospectus under Rule 433), if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in the foregoing clauses (i) through (v) are made only as to statements or omissions made in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company by or on behalf of such Selling Shareholder (x) specifically for use in the preparation of the Registration Statement, (y) specifically for inclusion in the Registration Statement, the Pricing Disclosure Package or the Prospectus or (z) specifically for inclusion in such other documents.

(l) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

Any certificate signed by any officer of any Selling Shareholder and delivered to the Representative or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to the Underwriter. Any of the foregoing representations and warranties of the Selling Shareholders relating to the Custody Agreement shall, insofar as such representation or warranty relates to the Custody Agreement, not be applicable to a Selling Shareholder who does not execute a Custody Agreement.

3. Purchase of the Shares by the Underwriter. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriter at $58.28 per share (the “Purchase Price”) the number of Shares set forth in Schedule 1 hereto opposite the name of such Selling Shareholder, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at the Purchase Price the number of Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule 2 hereto opposite the name of the Underwriter bears to the total number of Shares.

Each Selling Shareholder shall not be obligated to deliver any of the Shares to be delivered on the Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date from such Selling Shareholder as provided herein.

4. Offering of Shares by the Underwriter. Upon authorization by the Representative of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Shares. Delivery of and payment for the Shares shall be made at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by the Representative, the Company and each Selling Shareholder, or if applicable, the Attorneys-in-Fact. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Shares shall be made to the account of the Representative against payment by the Underwriter of the respective aggregate purchase prices of the Shares being sold by each Selling Shareholder to or upon the order of such Selling Shareholder of the purchase price by wire transfer in immediately available funds to the account specified by such Selling Shareholder. The Representative may (but shall not be obligated to) make payment for any Shares to be purchased by the Underwriter whose funds shall not have been received by the Representative by the Delivery Date for the account of the Underwriter, but any such payment shall not relieve the Underwriter from any of its obligations under this Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Each Selling Shareholder shall deliver the Shares through the facilities of DTC.

6. Further Agreements of the Company and the Underwriter.

(a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the

Prospectus prior to the Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(ii) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in the Prospectus (in each case excluding exhibits); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason during such time it shall be necessary, in the opinion of counsel to the Underwriter, to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or in the opinion of counsel to the Underwriter, be required by the Securities Act or requested by the Commission in connection with the offering or sale of the Shares;

(v) For as long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, before filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Representative to the filing (such consent not to be unreasonably delayed or withheld);

(vi) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

(vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason in the opinion of counsel for the Underwriter it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) As soon as practicable after the effective date of the Registration Statement and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act;

(ix) Promptly and from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may reasonably request, and to maintain such qualifications in effect for as long as reasonably necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject; and

(x) For a period commencing on the date hereof and ending on the sixtieth day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares (other than: (A) the Shares, (B) Ordinary Shares issued upon the settlement, vesting or exercise of options, restricted stock units, warrants or rights (including phantom share accounts of nonemployee directors) outstanding on the date hereof, (C) Ordinary Shares or rights to purchase Ordinary Shares issued pursuant to the Company’s employee stock purchase plan and director deferred compensation plan existing on the date hereof, or (D) options to purchase Ordinary Shares or other equity-based awards issued after the date hereof pursuant to the Company’s equity incentive or stock option plans existing on the date hereof, provided that such options or other equity-based awards do not vest or otherwise become exercisable during the Lock-Up Period except that the foregoing restriction on vesting and exercisability shall not apply to (i) any such options or other equity-based awards granted to non-employee directors of the Company or (ii) any such options or other equity-based awards that vest or otherwise become exercisable during the Lock-Up Period pursuant to vesting or exercisability acceleration provisions provided under such plans, the agreements thereunder or otherwise under Company severance plans and arrangements existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Ordinary Shares or securities convertible, exercisable or exchangeable into Ordinary Shares or any other securities of the Company (other than: (A) any registration statement on Form S-8 or any amendments thereto or (B) any registration statement, including any amendments or any prospectuses or prospectus supplements to any registration statement, that the Company is contractually obligated to file under any of the agreements described under “Selling Shareholders—Relationships with Selling Shareholders—Registration Rights” in the Prospectus) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative and to cause each officer, director and shareholder of the Company set forth on Schedule 3 hereto to furnish to the Representative, prior to the Delivery Date, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreements”).

(b) The Underwriter agrees that the Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.

7. Further Agreements of the Selling Shareholders. Each Selling Shareholder agrees:

(a) Neither such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Shares.

(b) To deliver to the Representative prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Shareholder is a non-United States person) or Form W-9 (if such Selling Shareholder is a United States person).

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of any certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the delivery and distribution of the Custody Agreements and the fees and expenses of the Custodian; (f) any required review by FINRA of the terms of sale of the Shares (including related, reasonable and documented fees and expenses of counsel to the Underwriter); (g) the inclusion of the Shares on The NASDAQ Global Select Market and/or any other exchange; (h) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related, reasonable and documented fees and expenses of counsel to the Underwriter); (i) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related, reasonable and documented fees and expenses of counsel to the Underwriter); (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and, with the Company’s prior written consent, the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement; provided that, except as expressly provided in this Section 8 and in Section 13, the Underwriter shall pay its own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriter, and each Selling Shareholder shall pay the fees and expenses of its counsel (provided that, the Company shall pay the reasonable fees and disbursements, not to exceed an aggregate of fifty thousand dollars ($50,000), of special counsel for the Selling Shareholders selected by the Company,) and any transfer taxes payable in connection with their respective sales of Shares to the Underwriter.

9. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or before the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Cooley LLP shall have furnished to the Representative its written opinion, as counsel to the Company, together with a negative assurance letter, each addressed to the Underwriter and dated the Delivery Date, substantially in the forms attached hereto as Exhibit B-1.

(e) A&L Goodbody shall have furnished to the Representative its written opinion, as Irish counsel to the Company, addressed to the Underwriter and dated the Delivery Date, substantially in the form attached hereto as Exhibit B-2.

(f) Each counsel for the respective Selling Shareholders shall have furnished to the Representative its written opinion, as counsel to certain Selling Shareholders, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-3.

(g) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG letters, each in form and substance reasonably satisfactory to the Representative, addressed to the Underwriter and dated the date hereof (i) confirming that they are, or, in the case of Ernst & Young LLP and PricewaterhouseCoopers LLP, as of the issuance of their respective audit reports incorporated by reference in the Prospectus were, independent public accountants of Jazz Pharmaceuticals, Inc. and the Company, respectively, within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letters of Ernst & Young, PricewaterhouseCoopers LLP and KPMG referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (each an “initial letter”), the Company shall have furnished to the Representative letters (each a “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are, or, in the case of Ernst & Young LLP and PricewaterhouseCoopers LLP, as of the issuance of their respective audit reports incorporated by reference in the Prospectus were, independent public accountants of Jazz

Pharmaceuticals, Inc. and the Company, respectively, within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the respective bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the respective bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the respective initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the respective initial letter.

(j) The Company shall have furnished to the Representative a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations and warranties of the Company in Section 1 are true and correct on and as of the Delivery Date, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) the Registration Statement, as of its effective date, (2) the Prospectus, as of its date and on the Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading;

(k) Each Selling Shareholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Shareholders) shall have furnished to the Representative on the Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Shareholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of such Selling Shareholder in Section 2 are true and correct on and as of such Delivery Date and that such Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(l) After the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(m) The Lock-Up Agreements between the Company and the officers, directors and shareholders of the Company set forth on Schedule 3, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.

(n) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers, employees, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company specifically for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse the Underwriter, its directors, officers, employees, selling agents and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, its directors, officers, employees, selling agents and each such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Representative specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee, selling agent or controlling person of the Underwriter.

(b) Each Selling Shareholder agrees, severally in proportion to the number of Shares to be sold by each of them hereunder, and not jointly, to indemnify and hold harmless the Underwriter, its directors, officers, employees, selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405), prepared by or on behalf of such Selling Shareholder or used or referred to by such Selling Shareholder in connection with the offering of the Shares in violation of Section 7(b) (a “Selling Shareholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse the Underwriter, its directors, officers, employees, selling agents and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, its directors, officers, employees, selling agents or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the liability of any Selling Shareholder pursuant to clauses (i) or (ii) above, other than with respect to a Selling Shareholder Free Writing Prospectus prepared by or on behalf of such Selling Shareholder, shall be only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Selling Shareholder furnished to the Company or the Underwriter specifically for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, which information consists solely of the information specifically regarding such Selling Shareholder appearing under the caption “Selling Shareholders” (excluding percentages). The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds, after underwriting discounts and commissions but before expenses, from the offering of the Shares purchased under the Agreement received by such Selling Shareholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that each Selling Shareholder may otherwise have to the Underwriter or to any director, officer, employee, selling agent or controlling person of the Underwriter.

(c) The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Shareholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Shareholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company through the Representative specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault, culpability or failure to act as to or by or on behalf of the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), each Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) such Selling Shareholder received from the sale of its Shares in the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Underwriter confirms and the Company and each Selling Shareholder acknowledges and agrees that the statements regarding (i) delivery of shares by the Underwriter set forth on the cover page of, (ii) the concession figure appearing in the third paragraph under the caption “Underwriting” in, and (iii) the information contained in the twelfth, thirteenth, fourteenth, fifteenth and sixteenth paragraphs relating to stabilization transactions, short positions, passive market making and electronic distribution by the Underwriter appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

11. [Reserved]

12. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Shareholders before delivery of and payment for the Shares if, before that time, (i) any of the events described in Section 9(l) shall have occurred; (ii) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (iii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Delivery Date; or (vi) if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement.

13. Reimbursement of Underwriter’s Expenses. If (a) any Selling Shareholder shall fail to tender the Shares for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or such Selling Shareholder to perform any agreement to be performed on their part hereunder, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any Selling Shareholder is not fulfilled for any reason, or (b) the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement, the Company, in the case of such failure, refusal or inability to perform by the Company, or the relevant Selling Shareholder(s), in the case of such failure, refusal or inability to perform by such Selling Shareholder(s) will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) incurred by them in connection with this Agreement and the proposed purchase of the Shares; provided that, in the case of such failure, refusal or inability to perform on the part of more than one of the Selling Shareholders, each such Selling Shareholder’s reimbursement obligation under this paragraph shall be in the same proportion as the number of Shares to be sold by such Selling Shareholder bears to the total number of Shares to be sold by all of the Selling Shareholders that fail, refuse or are unable to perform under this Agreement. In the event that this Agreement is terminated by the Underwriter pursuant to the previous sentence as a result of a failure, refusal or inability to perform, each as described therein, on the part of both the Company and any Selling Shareholder or Selling Shareholders, the Company shall be liable for all amounts due to the Underwriter pursuant to the previous sentence. If this Agreement is terminated pursuant to Section 11 by reason of the default of the Underwriter, neither the Company nor any Selling Shareholder shall be obligated to reimburse the Underwriter on account of those expenses.

14. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research department is required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by the Underwriter’s investment banking division. The Company and the Selling Shareholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. The Company and the Selling Shareholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company, the Selling Shareholders and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company or Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Shareholders. The Company and the Selling Shareholders hereby waive any claims that the Company or the Selling Shareholders may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019;

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to Jazz Pharmaceuticals Public Limited Company, c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304, Attention: General Counsel (Fax: 650-496-3781), with a copy to: Cooley LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, Attention: Chadwick Mills, Esq.; and

(c) if to any Selling Shareholder, shall be delivered or sent by mail or facsimile transmission to such Selling Shareholder at the address set forth on Schedule 2 hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given by Barclays Capital Inc., and the Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Shareholders by the Custodian.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Shareholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiaries.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiaries” means the entities listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[signature pages follow]

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ FINTAN KEEGAN
Name: Fintan Keegan
Title: Executive Vice President

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

KKR JP LLC

/s/ JAMES C. MOMTAZEE
Name: James C. Momtazee
Title: Vice President

KKR JP III LLC

/s/ JAMES C. MOMTAZEE
Name: James C. Momtazee
Title: Vice President

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

LONGITUDE VENTURE PARTNERS, L.P.
By: LONGITUDE CAPITAL PARTNERS, LLC
Its: General Partner

By:	/s/ PATRICK G. ENRIGHT
Patrick G. Enright, Managing Member

LONGITUDE CAPITAL ASSOCIATES, L.P.
By: LONGITUDE CAPITAL PARTNERS, LLC
Its: General Partner

By:	/s/ PATRICK G. ENRIGHT
Patrick G. Enright, Managing Member

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Beecken Petty O’Keefe Fund II, L.P. (TIN: 20-0469866), Beecken Petty O’Keefe QP Fund II, L.P. (TIN: 20-0469925) and Beecken Petty O’Keefe Executive Fund II, L.P. (TIN: 20-1249349), as tenants in common

By:	Beecken Petty O’Keefe & Company II, L.P.
Its:	General Partner

By:	Beecken Petty O’Keefe & Company, LLC
Its:	General Partner

By:	/s/ JOHN W. KNEEN
Name:	John W. Kneen
Title:	Vice President

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

/s/ SEAMUS MULLIGAN
Seamus Mulligan

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Accepted:

BARCLAYS CAPITAL INC.

By:	/s/ JOSEPH LOMBARDO
Authorized Representative

SCHEDULE 1

Underwriter	Number of Shares
BARCLAYS CAPITAL INC.	5,375,000
Total	5,375,000

SCHEDULE 2

Selling Shareholders	Number of Shares
KKR JP LLC Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019	3,734,135
KKR JP III LLC Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019	15,865
Seamus Mulligan 45 Fitzwilliam Square Dublin 2 Ireland	425,000
Longitude Venture Partners, L.P. 800 El Camino Real Suite 220 Menlo Park, CA 94025	784,280
Longitude Capital Associates, L.P. 800 El Camino Real Suite 220 Menlo Park, CA 94025	15,720
Beecken Petty O’Keefe Fund II L.P., Beecken Petty O’Keefe QP Fund II, L.P. and Beecken Petty O’Keefe Executive Fund II, L.P., as tenants in common 131 South Dearborn Street Suite 2800 Chicago, IL 60603	400,000

Total	5,375,000

SCHEDULE 3

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Paul L. Berns

Bruce C. Cozadd

Patrick G. Enright

James C. Momtazee

Seamus Mulligan

Kenneth W. O’Keefe

Catherine A. Sohn

Rick E Winningham

Executive Officers

Bruce C. Cozadd

Russell J. Cox

Kathryn E. Falberg

Suzanne Sawochka Hooper

Fintan Keegan

Jeffrey K. Tobias

Karen J. Wilson

Shareholders

Each Selling Shareholder

SCHEDULE 4

FREE WRITING PROSPECTUS

Free Writing Prospectus dated March 4, 2013

EXHIBIT A

LOCK-UP LETTER AGREEMENT

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

c/o Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”) of one or more financial institutions (each, an “Underwriter”) are expected to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter or Underwriters of Ordinary Shares (the “Shares”), nominal value $0.0001 per share (the “Ordinary Shares”), of Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in Ireland (the “Company”), and that the Underwriter or Underwriters will propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter or Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than the Shares, if any, sold by the undersigned to the Underwriter in the Offering), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the sixtieth day after the date of the final prospectus supplement relating to the Offering (such 60-day period, the “Lock-Up Period”). The foregoing restrictions shall not in any event apply to (a) transactions relating to any securities acquired in the Offering or in open market transactions after the completion of the

Exhibit A

Offering, (b) transfers of any securities as a bona fide gift or pledge, (c) in the case of a natural person, transfers of any securities by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned, (d) in the case of a non-natural person, distributions of any securities to general or limited partners or stockholders or members of the undersigned, (e) in the case of a non-natural person, transfers of any securities (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Letter Agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value, (f) any transfers of Ordinary Shares pursuant to the “net” or “cashless” exercise of outstanding options or warrants to purchase Ordinary Shares in accordance with their terms, (g) any transfers of securities pursuant to a sale or an offer to purchase 100% of the outstanding Ordinary Shares, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties, (h) any transfers of securities to the Company to satisfy tax withholding obligations pursuant to Company equity compensation plans or arrangements, or (i) any sales or transfers of Ordinary Shares pursuant to a written trading plan intended to meet the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), that is in effect as of the date hereof; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Letter Agreement; provided further, that any Ordinary Shares acquired upon the net or cashless exercise of options or warrants described in clause (f) above shall be subject to the restrictions imposed by this Lock-Up Letter Agreement; and provided further, that if the undersigned is an executive officer of the Company, the foregoing restrictions shall no longer apply at such time as the undersigned ceases to be an executive officer of the Company. In addition, the undersigned may enter into a new 10b5-1 Plan during the Lock-Up Period provided that no sales or transfers of Ordinary Shares shall be made pursuant to such new 10b5-1 Plan before the expiration of the Lock-Up Period; and provided further that no party, including the undersigned, shall be required to, nor shall it voluntarily, file a report under the Securities Exchange Act of 1934, as amended, in connection with the entry into a new 10b5-1 Plan or otherwise voluntarily effect any public filing, report or announcement of the entry into a new 10b5-1 Plan, in each case during the Lock-Up Period. For the purposes of this paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The obligations of the undersigned pursuant to this Lock-Up Letter Agreement are expressly conditioned upon the agreement of the Underwriter that, upon the termination, amendment or waiver (other than pursuant to this sentence) by the Underwriter of any of its rights under agreements substantially similar to this Lock-Up Letter Agreement (the “Other Lock-Up Letter Agreements”) that have been executed by any selling shareholder party to the Underwriting Agreement (the “Selling Shareholders), this Lock-Up Letter Agreement shall

Exhibit A

automatically be terminated or amended, or the rights hereunder automatically waived, as the case may be, to the same extent as such Other Lock-Up Letter Agreement (other than an Other Lock-Up Letter Agreement executed by an affiliate of the undersigned). The Representative shall notify the undersigned promptly of any termination, amendment or waiver of any provision of any of the Other Lock-up Agreements.

It is understood that, if (1) the Company notifies the Underwriter that it does not intend to proceed with the Offering, (2) the Underwriting Agreement does not become effective, (3) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Shares, or (4) the Offering shall not have been completed by March 31, 2013, then this Lock-Up Letter Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter or Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriter or Underwriters.

Exhibit A